EXHIBIT 8.1

LIST OF SUBSIDIARIES

The following table lists our subsidiaries and their jurisdiction of incorporation as of June 30, 2023:

Agricultural Business

			% of ownership interest held by the Group
Name of the entity	Country	Principal activity	06.30.2023
Cresud's direct equity interest in:
Brasilagro-CompanhIa Brasileira de Propriedades Agrícolas (1) (2)	Brazil	Agricultural	37.88%
Futuros y Opciones.Com S.A. (6)	Argentina	Brokerage	49.55%
Helmir S.A.	Uruguay	Investment	100.00%
IRSA Inversiones y Representaciones Sociedad Anónima (2)	Argentina	Real estate	56.93%
Alafox S.A. (3)	Uruguay	Investment	-
Brasilagro's direct equity interest in:
Araucária Ltda.	Brazil	Agricultural	99.99%
Cajueiro Ltda.	Brazil	Agricultural	99.99%
Ceibo Ltda.	Brazil	Agricultural	99.99%
Cremaq Ltda.	Brazil	Agricultural	99.99%
Engenho de Maracajú Ltda. (3)	Brazil	Agricultural	-
Flamboyant Ltda.	Brazil	Agricultural	99.99%
Jaborandi Agrícola Ltda.	Brazil	Agricultural	99.99%
Jaborandi Propriedades Agrícolas S.A.	Brazil	Agricultural	99.99%
Mogno Ltda.	Brazil	Agricultural	99.99%
Palmeiras S.A.	Paraguay	Agricultural	99.99%
Agropecuaria Morotí S.A.	Paraguay	Agricultural	99.99%
Agrifirma S.A.	Brazil	Agricultural	99.99%
Agropecuaria Acres del Sud S.A. (2) (4)	Bolivia	Agricultural	99.99%
Ombú Agropecuaria S.A. (4)	Bolivia	Agricultural	99.99%
Yatay Agropecuaria S.A. (4)	Bolivia	Agricultural	99.99%
Yuchán Agropecuaria S.A. (2) (4)	Bolivia	Agricultural	99.99%
Futuros y Opciones.Com. S.A.'s direct equity interest in:
Amauta Agro S.A. (5)	Argentina	Brokerage	98.57%
FyO Acopio S.A. (5)	Argentina	Warehousing and brokerage	98.57%
FyO Chile SPA	Chile	Brokerage	100.00%
Helmir S.A.'s direct equity interest in:
FyO Holding S.A.	Uruguay	Investment	50.10%

(1)	See Note 7 for further information regarding to Brasilagro.
(2)	Includes interest indirectly held through Helmir.
(3)	Liquidated during the fiscal years ended June 30, 2023 and 2022.
(4)	See Note 4 to the consolidated financial statements as of June 30, 2021.
(5)	Includes direct participation of Cresud.
(6)

The Company owns 50.10% of the common shares of Futuros y Opciones S.A (FyO). The preferred options held by FyO management have only economic rights since the political rights are subject to the majority willpower of the holders of common shares.

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Urban Properties and Investments Business

			% of ownership interest held by the Group
Name of the entity	Country	Main activity	06.30.2023
IRSA's direct interest:
E-Commerce Latina S.A.	Argentina	Investment	100.00%
Efanur S.A. (3)	Uruguay	Investment	-
Hoteles Argentinos S.A.U.	Argentina	Hotel	100.00%
Inversora Bolívar S.A.	Argentina	Investment	100.00%
Llao Llao Resorts S.A. (1)	Argentina	Hotel	50.00%
Nuevas Fronteras S.A.	Argentina	Hotel	76.34%
Palermo Invest S.A.	Argentina	Investment	100.00%
Ritelco S.A.	Uruguay	Investment	100.00%
Tyrus S.A.	Uruguay	Investment	100.00%
U.T. IRSA y Galerias Pacifico (1)	Argentina	Investment	50.00%
Arcos del Gourmet S.A.	Argentina	Real estate	90.00%
Emprendimiento Recoleta S.A.	Argentina	Real estate	53.68%
Fibesa S.A.	Argentina	Real estate	100.00%
Panamerican Mall S.A.	Argentina	Real estate	80.00%
Shopping Neuquén S.A.	Argentina	Real estate	99.95%
Torodur S.A.	Uruguay	Investment	100.00%
EHSA	Argentina	Investment	70.00%
Centro de Entretenimiento La Plata	Argentina	Real estate	100.00%
We Are Appa S.A.	Argentina	Design and software development	98.67%
Tyrus S.A.'s direct interest:
DFL and DN BV	Bermuda’s / Netherlands	Investment	99.59%
IRSA International LLC	USA	Investment	100.00%
Jiwin S.A. (3)	Uruguay	Investment	-
Liveck S.A. (2)	British Virgin Islands	Investment	100.00%
Real Estate Strategies LLC	USA	Investment	100.00%
Efanur S.A.'s direct interest:
Real Estate Investment Group VII LP (REIG VII) (3)	Bermuda’s	Investment	-
DFL's and DN BV's direct interest:
Dolphin IL Investment Ltd.	Israel	Investment	100.00%

(1)

The Company has consolidated the investment in Llao Llao Resorts S.A. and UT IRSA and Galerías Pacífico considering its equity interest and a shareholder agreement that confers its majority of votes in the decision-making process.

(2)	Includes Tyrus’ and IRSA S.A.’s equity interests.
(3)	Liquidated in October 2022.

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